                                                                      Exhibit 11




NORTHWESTERN STEEL AND WIRE COMPANY


Computation of Income Per Share


                                                                 Three Months                     Six Months
                                                                 Ended                            Ended
                                                                 January 31,                      January 31,
                                                                 ---------------------------      --------------------------
                                                                     1996            1995             1996           1995
                                                                 -----------     -----------      -----------    -----------
Net income                                                       $ 2,504,000     $ 2,215,000      $ 7,186,000    $ 6,476,000
                                                                 ===========     ===========      ===========    ===========
Weighted average shares outstanding                               24,820,053      24,685,599       24,820,053     24,685,599

Net additional shares outstanding assuming
 dilutive stock options exercised and proceeds used
 to purchase treasury stock at average market price                  389,444         344,338          389,444        344,338
                                                                 -----------     -----------      -----------    -----------
Shares outstanding for net income
  per share calculation                                           25,209,497      25,029,937       25,209,497     25,029,937
                                                                 ===========     ===========      ===========    ===========
Net income per share                                             $      0.10     $      0.09      $      0.29    $      0.26
                                                                 ===========     ===========      ===========    ===========
